EXHIBIT 4.2

Execution Version

LGI HOMES, INC.,
as Issuer
THE SUBSIDIARY GUARANTORS PARTY HERETO,
as Subsidiary Guarantors,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
______________________
First Supplemental Indenture
Dated as of July 6, 2018
______________________
6.875% Senior Notes due 2026

-i-

FIRST SUPPLEMENTAL INDENTURE, dated as of July 6, 2018 (this “Supplemental Indenture”), to the Indenture dated as of July 6, 2018 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among LGI HOMES, INC., a Delaware corporation (the “Company”), each of the Subsidiary Guarantors (as defined herein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series as in the Indenture provided (as defined therein, “Securities”);
WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 6.875% Senior Notes due 2026, substantially in the form attached hereto as Exhibit A (the “Notes”), guaranteed by the Subsidiary Guarantors, on the terms set forth herein;
WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Subsidiary Guarantors and the Trustee for such purpose provided certain conditions are met;
WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;
NOW, THEREFORE:
In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:
ARTICLE ONE

Scope of Supplemental Indenture; General

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “6.875% Senior Notes due 2026.” The Notes shall be in the form of Exhibit A hereto, which is hereby incorporated into this Supplemental

Indenture by reference. The Notes shall be guaranteed by the Subsidiary Guarantors as provided in such form and the Indenture.
ARTICLE TWO

Certain Definitions

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.
“Acceptable Commitment” has the meaning set forth in Section 4.11(b).
“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.
“Additional Assets” means (1) any property, plant or equipment used in a Permitted Business; (2) the capital stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such capital stock by the Company or another Restricted Subsidiary; or (3) capital stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) of this definition is primarily engaged in a Permitted Business.
“Additional Notes” means any additional Notes issued from time to time under the Indenture having the same terms as the initial Notes other than the size, price, issue date and first interest payment.
“Adjusted Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 15, 2021, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, in each case calculated on the third Business Day immediately preceding the Redemption Date, in each case, plus 0.50%.
“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Sections 4.09, 4.11 and 4.12, Affiliates shall be deemed to include, with respect to any Person, any other

Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Affiliate Transaction” has the meaning set forth in Section 4.12(a).
“Applicable Premium” means, with respect to a Note at any Redemption Date, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such Redemption Date of (i) the Redemption Price of such Note on July 15, 2021 (such Redemption Price being described in Section 3.12, exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such Note through July 15, 2021 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such Redemption Date, which Applicable Premium will be determined by the Company, and the Trustee shall have no duty to verify or confirm any such determination.
“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary or (2) the acquisition by the Company or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:
(1)transfers of cash or Cash Equivalents;
(2)transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;
(3)Permitted Investments and Restricted Payments permitted under Section 4.09;
(4)the creation or realization of any Permitted Lien;
(5)transactions in the ordinary course of business, including dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (A) homes, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots and (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;
(6)dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business;
(7)any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5,000,000;
(8)the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9)the disposition of assets or property that are obsolete or that are no longer useful in the conduct of the business of the Company and/or any Restricted Subsidiaries; and
(10)an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.
“Capitalized Lease” means, at the time any determination thereof is to be made, a lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Issue Date (whether or not such operating lease obligations were in effect on such date or entered into thereafter) shall continue to be accounted for as operating lease obligations (and not as a Capitalized Lease) for purposes of the Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as a Capitalized Lease.
“Capitalized Lease Obligation” of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Issue Date (whether or not such operating lease obligations were in effect on such date or entered into thereafter) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the Indenture regardless of any change in GAAP following the Issue Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.
“Cash Equivalents” means:
(1)marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;
(2)demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 and is assigned at least a “B” rating by Thomson Financial BankWatch;
(3)commercial paper maturing no more than 180 days from the date of creation thereof issued by an entity that is not the Company or an Affiliate of the Company, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;
(4)repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) of this definition entered into with any commercial bank meeting the specifications of clause (2) of this definition; and
(5)investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) of this definition.

“Change of Control” means the occurrence of any of the following events:
(1)any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire (other than shares upon the conversion of the Convertible Notes), whether such right is exercisable immediately or only after the passage of time, and all of such shares that such person has the right to acquire shall be deemed to be outstanding), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the “parent entity”), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);
(2)the stockholders of the Company adopt a plan of liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control pursuant to the proviso contained in clause (3) of this definition shall not constitute a Change of Control; or
(3)the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis) to another Person; provided that a transaction following which (A) in the case of a merger or consolidation transaction, one or more holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or (B) in the case of a sale of assets transaction, each transferee is or becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets shall not constitute a Change of Control.

“Change of Control Offer” has the meaning set forth in Section 4.14(b).
“Company” means the party named as such in this Supplemental Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the Redemption Date to July 15, 2021, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to July 15, 2021.
“Comparable Treasury Price” means, with respect to any Redemption Date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such Redemption Date.
“Consolidated Amortization Expense” for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of:
(1)Consolidated Net Income, plus
(2)in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,
(a)Consolidated Income Tax Expense,
(b)Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),
(c)Consolidated Depreciation Expense,
(d)Consolidated Interest Expense and interest and other charges amortized to “cost of sales— homes” or “cost of sales—lots, land and other,”
(e)all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,
(f)any expenses or charges related to any equity offering of the Company, non-ordinary course Permitted Investments, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including the issuance of the Notes), including a refinancing thereof (whether or not successful) or the early extinguishment of such Indebtedness and any amendment or modification to the terms of any such transactions,
(g)any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long—Lived Assets” (other than with respect to impairments or write-offs of inventory), Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures,”
(h)any unrealized net gain or loss resulting in such period from Hedging Obligations or other derivative instruments,
(i)any non-cash impairment charge or asset write-off (other than with respect to inventory), in each case pursuant to GAAP, and
(j)any (a) non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill, in each case determined on a consolidated basis in accordance with GAAP, plus
(3)cash distributions from Unrestricted Subsidiaries to the extent such distributions have actually been received by the Company or a Restricted Subsidiary (provided, however, that with respect to such distributions to a Restricted Subsidiary, only to the extent that a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders), minus
(4)the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
(1)the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any preferred stock, in each case of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of other Indebtedness or redemption of other preferred stock (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period;
(2)any Asset Sale or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;
(3)any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during such Four-Quarter Period;
(4)any Person that is not a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during such Four-Quarter Period; and
(5)the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

provided, however, that Indebtedness incurred under Credit Facilities shall be deemed to be the average daily balance of Indebtedness during such Four-Quarter Period (or any shorter period in which such Credit Facilities are in effect).

If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Company, or the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.
In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:
(1)interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;
(2)if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and
(3)notwithstanding the immediately preceding clauses (1) and (2), interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Company and the Restricted Subsidiaries as of such date, determined on a consolidated basis.
“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to land and housing costs) of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication:
(1)imputed interest on Capitalized Lease Obligations (for the avoidance of doubt, excluding imputed interest on Operating Leases) and Attributable Indebtedness,
(2)commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,
(3)the net costs associated with Hedging Obligations,
(4)amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,
(5)the interest portion of any deferred payment obligations,
(6)all other non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instrument pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense,
(7)the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any preferred stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any preferred stock held by the Company or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal,
(8)all interest payable with respect to discontinued operations, and
(9)all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Company, or the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Company or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to land and housing costs).
“Consolidated Net Income” for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:
(1)the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Company or any of its Restricted Subsidiaries during such period;
(2)except to the extent includible in the consolidated net income of the Company pursuant to clause (1) of this definition, the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;
(3)the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;
(4)that portion of the net income of any Restricted Subsidiary that is not a Subsidiary Guarantor and is not a Wholly Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Company or the Restricted Subsidiaries;
(5)for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;
(6)any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary; and
(7)any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.09(a)(3)(E) or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.
“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.
“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Company and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness.
“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.
“Convertible Notes” means the Company’s 4.25% Convertible Notes due 2019.
“Credit Facilities” means one or more debt facilities, indentures or commercial paper facilities, in each case, with banks or other lenders or investors or credit providers or a trustee providing for the revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers acceptances, letters of credit or issuances of debt securities, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of the Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation.
“Designation” has the meaning given to this term in Section 4.15; and “Designate” and “Designated” shall have correlative meanings.
“Designation Amount” has the meaning given to this term in Section 4.15.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions in Section 4.14 and such Equity Interests specifically provide that the Company will not redeem any such Equity Interests pursuant to such provisions prior to the Company’s purchase of the Notes as required pursuant to Section 4.14.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person but excluding from all of the foregoing any debt securities convertible into Equity Interests.
“Equity Offering” means public or private equity offering or sale after the Issue Date of Qualified Equity Interests.
“Event of Default” has the meaning set forth in Section 6.01.
“Excess Proceeds” has the meaning set forth in Section 4.11(c).
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would reasonably expected to be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.
“Final Offering Memorandum” means the final offering memorandum dated June 28, 2018 for the sale of the Notes by the Company.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants

and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.
“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Guarantee” means the guarantee of the Notes executed by each Subsidiary Guarantor.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.
“Holder” means any registered holder, from time to time, of the Notes.
“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Company or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.
“Indebtedness” of any Person at any date means, without duplication:
(1)all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);
(2)all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);
(4)all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
(5)the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;
(6)all Capitalized Lease Obligations of such Person;

(7)all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(8)all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);
(9)all Attributable Indebtedness;
(10)to the extent not otherwise included in this definition, Hedging Obligations of such Person;
(11)all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and
(12)the liquidation value of preferred stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).
Notwithstanding the foregoing the following shall not be considered Indebtedness:
(a)earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities,
(b)accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business,
(c)completion guarantees entered into in the ordinary course of business,
(d)any obligation of a Person, as the lessee under an Operating Lease, which would appear with respect to such Operating Lease as a liability on a balance sheet of such Person before or after giving effect to the New Lease Standards,
(e)obligations in respect of (i) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (ii) assessments or agreements for the funding of roads, sewers or other infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder, and
(f)Indebtedness that has been discharged or defeased in accordance with its governing documents.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described in this definition, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7) of this definition, the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (5) of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.
“Indenture” has the meaning set forth in the Preamble.
“Independent Director” means a director of the Company who:
(1)is independent with respect to the transaction at issue;
(2)does not have any material financial interest in the Company or any of its Affiliates (other than as a result of holding securities of the Company); and
(3)(A) so long as the Company has a class of capital stock listed on a National Securities Exchange, qualifies as an “independent director” under the rules of such National Securities Exchange, or (B) if the Company does not have a class of capital stock listed on a National Securities Exchange, has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates, other than customary directors’ fees and indemnity and insurance arrangements for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates; provided, however, that the prior rendering of service to the Company or an Affiliate of the Company shall not, by itself, disqualify the advisor.
“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.
“interest” means, with respect to the Notes, interest on the Notes.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any other equivalent investment grade rating by any Rating Agency.

“Investments” of any Person means, without duplication:
(1)all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;
(3)all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and
(4)the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) of this definition shall be the Designation Amount determined in accordance with Section 4.15. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Company. Notwithstanding the foregoing, redemptions of Equity Interests of the Company shall be deemed not to be Investments.
“Issue Date” means July 6, 2018.
“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries owns, directly or indirectly, at least 20% of the Equity Interests.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
“Moody’s” means Moody’s Investors Service, Inc., or any successor to its debt rating business.
“Mortgage Subsidiary” has the meaning set forth in Section 4.08(b)(13).
“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Exchange Act.
“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of
(1)brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;
(2)provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
(3)amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;
(4)payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“New Lease Standards” means Financial Accounting Standards Board Accounting Standards Update 2016-02, Topic 842 (Leases), as the same may be modified, revised and replaced. As used herein, the New Lease Standards have been given effect with respect to any financial statement reflecting the use of the New Lease Standards.
“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness that is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties or indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics liens or (c) similar customary “bad-boy” guarantees.
“Notes” has the meaning set forth in the Recitals.
“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.
“Operating Lease” means (a) before giving effect to the New Lease Standards, any lease other than a Capitalized Lease, and (b) after giving effect to the New Lease Standards, any lease other than a finance lease (as defined in the New Lease Standards).
“Pari Passu Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu as to payment with the Notes or the Guarantee of such Subsidiary Guarantor, as applicable.
“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.
“Permitted Deferred Purchase Price Indebtedness” means Indebtedness in the nature of deferred purchase price (including earnout, deferred additional payment or similar incentive arrangements) owed to sellers of real property and incurred by the Company or a Restricted Subsidiary in the ordinary course of business in connection with the purchase of such real property in an amount reasonably projected in good faith by the Company to be payable to such seller.
“Permitted Holders” means (i) Eric T. Lipar, (ii) his wife, children, siblings and parents, (iii) any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the Equity Interests and (iv) any trust for the benefit of him, his wife or children.
“Permitted Indebtedness” has the meaning set forth in Section 4.08(b).
“Permitted Investment” means:
(1)Investments by the Company or any Restricted Subsidiary in (a) the Company or any Subsidiary Guarantor or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;
(2)Investments in the Company by any Restricted Subsidiary;
(3)loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Company not in excess of $2,000,000 at any one time outstanding;
(4)Hedging Obligations incurred pursuant to Section 4.08(b)(4);
(5)Cash Equivalents;
(6)receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(7)Investments received pursuant to any plan of reorganization or similar arrangement, including foreclosure, perfection or enforcement of any Lien, upon the bankruptcy or insolvency of such trade creditors or customers;
(8)Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.11;
(9)lease, utility and other similar deposits in the ordinary course of business;
(10)Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;
(11)stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
(12)Investments in existence on the Issue Date and any extension, modification or renewal of such Investments or any Investments made with the proceeds of any disposition of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the appreciation, accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);
(13)completion guarantees entered into in the ordinary course of business;
(14)[reserved];
(15)Investments made by the Company or any Restricted Subsidiary in Unrestricted Subsidiaries; provided, however, that the aggregate cost for all Investments as determined in accordance with GAAP (excluding, however, the Company’s or any Restricted Subsidiary’s equity in the undistributed earnings or losses in each such Unrestricted Subsidiary) made subsequent to the Issue Date pursuant to this clause (15) does not exceed the greater of $20,000,000 and 2.0% of Consolidated Tangible Assets at the time of investment; and provided, further, however, that no such Investment may be made if it causes or results (singly or with other actions or events) in (i) any violation of any other covenant or condition of the Indenture or (ii) any other Default;
(16)Investments of the Company or its Restricted Subsidiaries in respect of Joint Ventures, in an aggregate amount outstanding under this clause (16) not to exceed the greater of $20,000,000 and 2.0% of Consolidated Tangible Assets at the time of investment (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided that no such Investment may be made if it causes or results (singly or with other actions or events) in (i) any violation of any other covenant or condition of the Indenture or (ii) any other Default; and
(17)other Investments in an aggregate outstanding amount not to exceed the greater of (x) $45,000,000 and (y) 4.0% of Consolidated Tangible Assets (with each Investment being valued as of the date made and without regard to subsequent changes in value).

“Permitted Liens” means the following types of Liens:
(1)(a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental or quasi-governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(2)Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, development obligations, progress payments, utility services, developer’s or other obligations to make on-site or off-site improvements and other similar obligations (exclusive of obligations for the payment of borrowed money);
(3)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(4)Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;
(5)Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;
(6)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(7)leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;
(8)Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(9)Liens securing all of the Notes and Liens securing any Guarantee;
(10)Liens in favor of the Trustee under and as permitted by the Indenture;
(11)Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;
(12)Liens in favor of the Company or a Subsidiary Guarantor;
(13)Liens securing Permitted Indebtedness incurred pursuant to and outstanding under Section 4.08(b)(1), including, for the avoidance of doubt, the Lien under the Revolving Credit Facility that requires the Company to secure the Revolving Credit Facility upon the occurrence of certain events as set forth in the Revolving Credit Facility;
(14)Liens securing Indebtedness in an amount not to exceed the greater of (x) $45,000,000 and (y) 4.0% of Consolidated Tangible Assets at the time of incurrence;
(15)Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;
(16)Liens securing Purchase Money Indebtedness permitted to be incurred under the Indenture; provided that such Liens apply only to (a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 365 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;
(17)Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directly Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;
(18)Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof);
(19)Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;
(20)Liens securing Indebtedness of the Company or its Restricted Subsidiaries in respect of Indebtedness of a Joint Venture permitted to be incurred under the Indenture; provided that, with respect to such Indebtedness, such Liens do not extend to assets of the Company or its Restricted Subsidiaries other than (x) assets of the Joint Venture or (y) the Equity Interests held by the Company or a Restricted Subsidiary in such Joint Venture to the extent that such Liens secure Indebtedness in respect of such Joint Venture owing to lenders who have also been granted Liens on assets of such Joint Venture to secure Indebtedness of such Joint Venture;
(21)Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);
(22)attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;
(23)easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Subsidiaries;
(24)zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business;
(25)Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;
(26)any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Indenture;

(27)Liens for homeowner and property owner association developments and assessments;
(28)Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary;
(29)pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of roads, sewers or other infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder;
(30)Liens, encumbrances or other restrictions not securing Indebtedness contained in any joint venture agreement entered into by the Company or any Restricted Subsidiary with respect to the Equity Interests issued by the relevant joint venture or the assets of such joint venture;
(31)assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of property leased by the Company or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;
(32)Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business; and
(33)Liens securing obligations of the Company or any Restricted Subsidiary to any third party in connection with Permitted Deferred Purchase Price Indebtedness, provided that such Liens do not at any time encumber any property, other than property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds therefrom) acquired in connection therewith and the proceeds and products thereof.

“Plan of Liquidation,” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.
“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.
“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 365 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.
“Quotation Agent” means the Reference Treasury Dealer selected by the Company.
“Rating Agency” means each of S&P and Moody’s or, if S&P or Moody’s or both shall cease to rate the Notes, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s or both, as the case may be.
“Ratio Exception” has the meaning set forth in Section 4.08(a).
“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.
“Redesignation” has the meaning set forth in Section 4.15.
“Reference Treasury Dealer” means Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and Fifth Third Securities, Inc., and their respective successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such Redemption Date.
“Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Company or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid, accrued and unpaid interest and the amount of all fees and expenses incurred by the Company or any Restricted Subsidiary in connection therewith) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:
(1)if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinated in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;
(2)the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;
(3)the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to

Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and
(4)the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

“Reinstatement Date” has the meaning set forth in Section 4.13(b).
“Restricted Payment” means any of the following:
(1)the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Company, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;
(2)the redemption of any Equity Interests of the Company or any Restricted Subsidiary, including any payment in connection with any merger or consolidation involving the Company, but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;
(3)any Investment other than a Permitted Investment; or
(4)any payment on or with respect to, or redemption of, any Subordinated Indebtedness of the Company or any Subsidiary Guarantor (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the stated maturity thereof or (ii) the redemption of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition.

For the avoidance of doubt, the conversion of the Convertible Notes into shares of common stock of the Company shall not constitute a Restricted Payment.
“Restricted Payments Basket” has the meaning set forth in Section 4.09(a)(3).
“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
“Revolving Credit Facility” means the Company’s Third Amended and Restated Credit Agreement dated as of May 25, 2018, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or in part from time to time, in one or more instances.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its debt rating business.
“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Company.
“Securities” has the meaning set forth in the Recitals.
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(7) or (8) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
“Specified Courts” has the meaning set forth in Section 9.01.
“Subordinated Indebtedness” means Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Guarantees, respectively.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Company.
“Subsidiary Guarantors” means, as of the Issue Date, each Restricted Subsidiary that guarantees the obligations under the Revolving Credit Facility, and after the Issue Date, each Restricted Subsidiary that guarantees Indebtedness under any Credit Facility (including, without limitation, the Revolving Credit Facility) or other Indebtedness as defined in clauses (1), (2) or (3) thereof which is in excess of $5,000,000 of either the Company or any Subsidiary Guarantor, in each case, until such Person is released from its Guarantee.
“Successor” has the meaning set forth in Section 5.01(a)(1)(B).
“Supplemental Indenture” has the meaning set forth in the Preamble.
“Suspended Covenants” has the meaning set forth in Section 4.13(a).
“Suspension Date” has the meaning set forth in Section 4.13(a).
“Suspension Period” has the meaning set forth in Section 4.13(b).
“TIA” means the Trust Indenture Act of 1939, as amended.
“Triggering Lien” has the meaning set forth in Section 4.16.
“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of the Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder.
“Unrestricted Subsidiary” means (1) none of our Subsidiaries, as of the Issue Date, (2) thereafter, any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.15 and (3) any Subsidiary of an Unrestricted Subsidiary under clause (2).

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.
“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then-outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries.
“Wholly Owned Subsidiary” means a Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly Owned Subsidiaries.
ARTICLE THREE

The Notes

Section 3.01	Form and Dating.
Provisions relating to the Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made part of this Supplemental Indenture.

Section 3.02	Issuance of Additional Notes.
The following provisions shall be added to Article II of the Indenture, but only with respect to the Notes:

SECTION 2.18    Issuance of Additional Notes.
After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.08, to issue Additional Notes under the Indenture, which Additional Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the size, price, issue date and first interest payment. The Notes issued on the Issue Date and the Additional Notes under the Indenture shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.
With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture and the provision of Section 4.08 that the Company is relying on to issue such Additional Notes;

(b)the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that a separate CUSIP number will be issued for any Additional Notes unless the Notes and the Additional Notes are fungible for U.S. federal income tax purposes; and
(c)the other statements required by Section 2.04.

ARTICLE FOUR

Redemption

Section 4.01	Selection of Securities To Be Redeemed.
Section 3.03 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:
SECTION 3.03    Selection of Securities To Be Redeemed.
(a)If less than all of the Notes are to be redeemed at any time pursuant to Section 3.12, the Trustee will select Notes for redemption as follows:
(1)in compliance with the requirements of the principal National Securities Exchange, if any, on which the Notes are listed as certified to the Trustee by the Company;
(2)if the Notes are not then listed on any National Securities Exchange, or such securities exchange prescribes no method of selection and the Notes are not held through the Depository or the Depository prescribes no method of selection, on a pro rata basis (or on as nearly a pro rata basis as is practicable), by lot or by such method as the Trustee deems fair and appropriate, unless that method is otherwise prohibited; or
(3)if the Notes are held globally, in accordance with the procedures of the Depository.
(b)The Notes will be redeemed only in principal amounts of $2,000 and integral multiples of $1,000; provided that no individual Notes of $2,000 or less shall be redeemed in part.
(c)If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note to be redeemed. In the case of Definitive Notes, a new Definitive Note in a principal amount equal to the unredeemed portion of the original Definitive Note will be issued in the name of the Holder of the Definitive Note upon cancellation of the original Definitive Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent (or, if the Company is the Paying Agent, has segregated and holds in trust) funds in satisfaction of the Redemption Price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to this Indenture.
(d)The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
(e)For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of the Notes shall relate, in the case of any of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

Section 4.02	Optional Redemption.
The following provision shall be added to Article III of the Indenture, but only with respect to the Notes:
SECTION 3.12    Optional Redemption.

(a)Redemption of the Notes, as permitted by any provision of this Indenture, shall be made in accordance with such provision, Article III of this Indenture and paragraph 5 of the Notes.
(b)At any time prior to July 15, 2021, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued prior to such date at a Redemption Price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to, but excluding, the Redemption Date, with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that:
(1)at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (with Notes held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and
(2)notice of such redemption shall have been given within 90 days after the date of the related Equity Offering.
(c) Prior to July 15, 2021, the Company shall be entitled at its option to redeem all or a portion of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date, subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date.
(d)Except pursuant to Section 3.12(b) and Section 3.12(c), the Notes will not be redeemable at the Company’s option prior to July 15, 2021.
(e)On and after July 15, 2021, the Company shall be entitled at its option to redeem all or a portion of the Notes, at the Redemption Prices (expressed in percentages of principal amount on the applicable Redemption Date) set forth below, plus accrued and unpaid interest to, but excluding, the applicable Redemption Date, subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the 12-month period beginning on July 15 of each of the years set forth below:

Year	Percentage
2021	103.438%
2022	101.719%
2023 and thereafter	100.000%

ARTICLE FIVE

Covenants

The following provisions shall be added to Article IV of the Indenture for the benefit of Holders, but only with respect to the Notes:

SECTION 4.08    Limitations on Additional Indebtedness.
(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, that the Company or any Subsidiary Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).
(b)Notwithstanding Section 4.08(a), so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):
(1)the incurrence by the Company or any Subsidiary Guarantor (and the Guarantee thereof by the Company or any such Subsidiary Guarantor) of Indebtedness (including Refinancing Indebtedness) under one or more Credit Facilities in an aggregate principal amount outstanding under this Section 4.08(b)(1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of $550,000,000 and 50.0% of Consolidated Tangible Assets;
(2)the Notes and the Guarantees issued on the Issue Date;
(3)Indebtedness of the Company and the Subsidiary Guarantors to the extent outstanding on the Issue Date (other than Indebtedness referred to in Section 4.08(b)(1) and (2));
(4)Indebtedness of the Company and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.08, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;
(5)Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Company owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this Section 4.08(b)(5);
(6)Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);
(7)Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, in an aggregate amount outstanding not to exceed at the time of incurrence the greater of $25,000,000 and 2.5% of Consolidated Tangible Assets;
(8)Non-Recourse Indebtedness of the Company or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;
(9)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
(10)Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(11)Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, Section 4.08(b)(2) or (3) or this Section 4.08(b)(11);
(12)the guarantee by the Company or any Restricted Subsidiary of Indebtedness (other than Indebtedness incurred pursuant to Section 4.08(b)(8), (13) or (16) or, in the case of the guarantee by a Restricted Subsidiary that is not a Subsidiary Guarantor, pursuant to the Ratio Exception or

Section 4.08(b)(1)) of a Restricted Subsidiary, in the case of the Company, or of the Company or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this Section 4.08;
(13)Indebtedness of any Restricted Subsidiary engaged primarily in the mortgage origination and lending business (a “Mortgage Subsidiary”) under warehouse lines of credit and repurchase agreements, and Indebtedness secured by mortgage loans and related assets of such Restricted Subsidiary, in each case incurred in the ordinary course of such business; provided that the only legal recourse for collection of obligations owing on such Indebtedness is against such Restricted Subsidiary, any other Mortgage Subsidiary and their respective assets;
(14) (x) Indebtedness of the Company or any Subsidiary Guarantor incurred to finance an acquisition or merger or (y) Acquired Indebtedness of the Company or any Restricted Subsidiary; provided, however, that in either case, after giving effect to the transactions that result in the incurrence or issuance thereof, on a pro forma basis, (a) the Company would have been able to incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception, (b) the Consolidated Fixed Charge Coverage Ratio of the Company is greater than such ratio immediately prior to such acquisition or merger, or (c) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Company is less than such ratio immediately prior to such acquisition or merger;
(15)Indebtedness of the Company or any Subsidiary Guarantor in an aggregate amount outstanding not to exceed the greater of $50,000,000 and 5.0% of Consolidated Tangible Assets at the time of incurrence;
(16)the guarantee by the Company or any Restricted Subsidiary in respect of Indebtedness incurred by Joint Ventures in an aggregate amount outstanding under this Section 4.08(b)(16) not to exceed the greater of $40,000,000 and 4.0% of Consolidated Tangible Assets at the time of incurrence; and
(17)the incurrence by the Company or any Restricted Subsidiary of Permitted Deferred Purchase Price Indebtedness.
(c)For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 4.08(b)(1) through (17) or is entitled to be incurred pursuant to the Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under Section 4.08(b)(1).

SECTION 4.09    Limitations on Restricted Payments.
(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:
(1)no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;
(2)immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Ratio Exception; and
(3)the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to Section 4.09(b)(2), (3), (4), (5), (6) or (7)), does not exceed the sum (the “Restricted Payments Basket”) of (without duplication):
(A)$50,000,000, plus
(B)50% of Consolidated Net Income for the period (taken as one accounting period) from April 1, 2018 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available

(or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus
(C)100% of the aggregate net cash proceeds or the Fair Market Value (as determined by the Board of Directors of the Company) of any assets to be used in a Permitted Business received by the Company either (x) as contributions to the common equity of the Company after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, plus
(D)the aggregate amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) of Indebtedness into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus
(E)in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus
(F)upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Company’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this Section 4.09(a)(3)(F) and were not previously repaid or otherwise reduced.
(b)The provisions of Section 4.09(a) shall not prohibit:
(1)the payment by the Company or any Restricted Subsidiary of any dividend or similar distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;
(2)the making of any Restricted Payment in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (other than to the Company or any of its Subsidiaries);
(3)the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.08 and the other terms of this Indenture;
(4)the repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement or benefit plan of any kind or upon their bankruptcy or petition for bankruptcy, death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $4,000,000 during any calendar year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent calendar years, so long as the cash consideration applied to the redemption of Equity Interests pursuant to this Section 4.09(b)(4) shall in no event exceed $8,000,000 in any calendar year);
(5)repurchases of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights if the Equity Interests represent a portion of the exercise price thereof;

(6)the repurchase of Equity Interests upon vesting of restricted stock, restricted stock units, performance share units or similar equity incentives to satisfy tax withholding or similar tax obligations with respect thereto;
(7)additional Restricted Payments in an aggregate amount, when taken together with all Restricted Payments made pursuant to this Section 4.09(b)(7) and then outstanding, does not exceed $30,000,000; or
(8)the payment of dividends on the Company’s Qualified Equity Interests (other than preferred stock) or the payment of any dividend to any parent of the Company to fund the payment by such parent of a dividend on such entity’s Qualified Equity Interests (other than preferred stock) of up to 6% per annum of the net proceeds received by the Company from any public equity offering after the Issue Date of such Qualified Equity Interests of the Company or contributed to the Company as common equity capital by any parent from any public equity offering of such Qualified Equity Interests of any direct or indirect parent of the Company;

provided that no issuance and sale of Qualified Equity Interests pursuant to Section 4.09(b)(2) shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment.
SECTION 4.10    Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.
The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(a)pay dividends or make any other distributions on or in respect of its Equity Interests;
(b)make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or
(c)transfer any of its assets to the Company or any other Restricted Subsidiary;
except in each case for:
(1)encumbrances or restrictions existing under or by reason of applicable law;
(2)encumbrances or restrictions existing under this Indenture, the Notes and the Guarantees;
(3)non-assignment provisions of any contract or any lease entered into in the ordinary course of business;
(4)encumbrances or restrictions existing under agreements existing on the Issue Date as in effect on the Issue Date and encumbrances or restrictions applicable to Restricted Subsidiaries existing under any Credit Facility pursuant to which Indebtedness has been incurred under Section 4.08(b)(1);
(5)restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;
(6)restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

(7)any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;
(8)encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;
(9)customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;
(10)Purchase Money Indebtedness incurred in compliance with Section 4.08 to the extent they impose restrictions of the nature described in Section 4.10(c) on the assets acquired;
(11)Non-Recourse Indebtedness incurred in compliance with Section 4.08 to the extent they impose restrictions of the nature described in Section 4.10(c) on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;
(12)customary restrictions in other Indebtedness incurred in compliance with Section 4.08; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (4) of this Section 4.10;
(13)any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (B) agreements for the funding of roads, sewers or other infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a land developer or homebuilder;
(14)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and
(15)any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) of this Section 4.10; provided that such amendments or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 4.11    Limitations on Asset Sales.
(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale and (2) at least 70% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.
For purposes of clause (2) of this Section 4.11(a), the following are deemed to be cash: (i) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness; (ii) the amount of any obligations received from such transferee that are within 90 days converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received); (iii) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Company or a Restricted Subsidiary acquires voting and management control of such entity) received by the Company or any Restricted Subsidiary to be used by it in the Permitted Business; or (iv) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale the Fair Market Value of which, when taken together with all other Designated Non-cash Consideration received since the Issue Date pursuant to this clause (iv) (and not subsequently converted into Cash Equivalents that are treated as Net Available Proceeds of an Asset Sale) does not exceed $20,000,000 at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.11.
(b)In the event that the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 360 days following the receipt of the Net Available Proceeds, apply all or any of the Net Available Proceeds therefrom to:
(1)permanently repay, prepay, redeem or repurchase (x) Obligations under Indebtedness secured by Permitted Liens pursuant to clauses (13), (14), (16), (17) and (18) of the definition of “Permitted Liens” (whose commitments shall be correspondingly reduced permanently upon such repayment or prepayment), (y) Obligations under the Notes or any other Pari Passu Indebtedness of the Company or any Restricted Subsidiary of the Company; provided that if the Company or any such Restricted Subsidiary shall so repay or prepay any such other Pari Passu Indebtedness, the Company will reduce Obligations under the Notes on a pro rata basis (based on the amount so applied to such repayments or prepayments) by, at its option, (A) redeeming Notes as described under Section 3.12, (B) making an offer (in accordance with the procedures set forth in Section 4.11(c) and (d) for an Asset Sale Offer) to all Holders to purchase their Notes for at least 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased or (C) purchasing Notes through privately negotiated transactions or open market purchases, in a manner that complies with this Indenture and applicable securities law, at market prices (which may be less than par); or (z) Indebtedness of a Restricted Subsidiary of the Company that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary of the Company;
(2)acquire all or substantially all of the assets of, or any capital stock of, another Permitted Business, if, after giving effect to any such acquisition of capital stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
(3)make a capital expenditure;
(4)acquire Additional Assets or improve or develop existing assets to be used in a Permitted Business; or
(5)make any combination of the foregoing payments, redemptions, repurchases, expenditures or investments;

provided, that in the case of Section 4.11(b)(2), (3), (4) or (5), a binding commitment to acquire the assets or Equity Interests of a Person engaged in a Permitted Business, invest in Additional Assets or to make such capital expenditures shall be treated as a permitted application of an amount of Net

Available Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such amount of Net Available Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Proceeds are actually applied in such manner within the later of 360 days from the consummation of the Asset Sale and 180 days from the date of the Acceptable Commitment.
Pending the final application of any Net Available Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Proceeds in any manner that is not prohibited by this Indenture.
(c)Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in Section 4.11(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company will provide notice of such Asset Sale Offer to all Holders of Notes (with a copy to the Trustee) and if the Company elects (or is required by the terms of such other Pari Passu Indebtedness), all holders of other Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 in excess thereof, that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, not less than the amount of the accreted value thereof at such time, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that the Company or any Restricted Subsidiary of the Company prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Company or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. After the completion of an Asset Sale, the Company and its Restricted Subsidiaries may make an Asset Sale Offer prior to the time they are required to do so by the first sentence of this paragraph. If the Company or any Restricted Subsidiary completes such an Asset Sale Offer with respect to any Net Available Proceeds, the Company and its Restricted Subsidiaries shall be deemed to have complied with this Section 4.11 with respect to the application of such Net Available Proceeds, and any such Net Available Proceeds remaining after completion of such Asset Sale Offer may be used by the Company and its Restricted Subsidiaries for any purpose not prohibited by this Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company will select such other Pari Passu Indebtedness to be purchased on a pro rata basis based on the aggregate principal amount of the Notes and the other Pari Passu Indebtedness to be purchased validly tendered and not withdrawn. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
(d)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.11 by virtue of such compliance.

SECTION 4.12    Limitations on Transactions with Affiliates.

(a)The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions involving aggregate consideration in excess of $2,500,000, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:
(1)such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and
(2)the Company delivers to the Trustee:
(A)with respect to any Affiliate Transaction involving aggregate value expended or received by the Company or any Restricted Subsidiary in excess of $10,000,000, an Officers’ Certificate of the Company certifying that such Affiliate Transaction complies with Section 4.12(a)(1) and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and
(B)with respect to any Affiliate Transaction involving aggregate value expended or received by the Company or any Restricted Subsidiary of $25,000,000 or more, the certificates described in 4.12(a)(2)(A) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.
(b)The provisions of Section 4.12(a) shall not apply to:
(1)transactions exclusively between or among (a) the Company and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;
(2)reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;
(3)the allocation of employee services among the Company, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Company beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Company);
(4)any Permitted Investment (other than any Permitted Investment made in accordance with clause (1)(b), clause (14) or clause (15) of the definition of “Permitted Investments” to the extent that such Permitted Investment under clause (14) or clause (15) is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Company beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Company));
(5)any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in Section 4.12(a)(1)) or any transaction contemplated thereby;
(6)Restricted Payments which are made in accordance with Section 4.09(a) or Section 4.09(b)(1) and (4)-(7);
(7)licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Company, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Company beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Company);
(8)issuances, sales or other dispositions of Qualified Equity Interests for cash by the Company to an Affiliate; or
(9)transactions in the ordinary course of business with Unrestricted Subsidiaries that are engaged in the business of originating mortgages on behalf of new home customers of the Company and its homebuilding Subsidiaries; provided that such transactions are no less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable transaction at such time on an arm’s-length basis by the Company or such Restricted Subsidiary from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

SECTION 4.13    Covenant Suspension.
(a)The first day (such date, a “Suspension Date”) on which (1) the Notes have an Investment Grade Rating from both of the Rating Agencies; and (2) no Default has occurred and is continuing under this Indenture, the covenants listed below (collectively, the “Suspended Covenants”) will be suspended and the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture:

(i)	Section 4.08,

(ii)	Section 4.09,

(iii)	Section 4.10,

(iv)	Section 4.11,

(v)	Section 4.12,

(vi)	Section 4.15,
(vii)Section 4.17 (but only with respect to any Person that is required to become a Subsidiary Guarantor on or after the date of the commencement of the applicable Suspension Date), and
(viii)clause (3) of Section 5.01(a).
(b)If at any time the Notes’ credit rating is below an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from both of the Rating Agencies and no Default is in existence and continuing at such time (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from both of the Rating Agencies); provided, however, that no Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company nor any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would not have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”
(c)On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to Section 4.08(a) or 4.08(b) (in each case to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to Section 4.08(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under Section 4.08(b)(3). Calculations made after the Reinstatement Date of the amount available to be made as

Restricted Payments under Section 4.09 will be made as though the covenant described under Section 4.09 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.09(a). Notwithstanding the foregoing, no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made during the Suspension Period.
(d)During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.
(e)Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred, monitor the ratings of the Notes or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes upon written request.

SECTION 4.14    Change of Control.
(a)Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.14(b).
(b)Within 30 days following any Change of Control, the Company shall mail a notice to each Holder and any agent appointed for such purpose with a copy to the Trustee (the “Change of Control Offer”) stating:
(1)that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date);
(2)the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);
(3)the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(4)the instructions, as determined by the Company, consistent with this Section 4.14, that a Holder must follow in order to have its Notes repurchased.
(c)Holders electing to have a Note repurchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the repurchase date. Holders will be entitled to withdraw their election if the agent or the Company receives not later than one Business Day prior to the repurchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing its election to have such Note purchased.
(d)On the repurchase date, all Notes repurchased by the Company under this Section 4.14 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to Section 3.12.
(f)Notwithstanding any other provision of this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(g)The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of its compliance with such securities laws or regulations.

SECTION 4.15    Limitations on Designation of Unrestricted Subsidiaries.
The Company may designate any Subsidiary of the Company as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation and (2) the Company would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.09, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Company’s proportionate interest in such Subsidiary on such date.
No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless:
(1)neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (x) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) is directly or indirectly liable for any Indebtedness of such Subsidiary other than, in each case, such Investments as are permitted pursuant to Section 4.09;
(2)such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (x) are no less favorable to the Company or the Restricted Subsidiary than those that would be reasonably expected to be obtained at the time from Persons who are not Affiliates of the Company or such Restricted Subsidiary or (y) would be permitted as (a) an Affiliate Transaction under and in compliance with Section 4.12, (b) an Asset Sale under and in compliance with Section 4.11, (c) a Permitted Investment or (d) an Investment under and in compliance with Section 4.09;
(3)such Subsidiary is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and
(4)such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Equity Interest of such Unrestricted Subsidiary, which guarantee is not recourse to the Company or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.09.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.08 or the Lien is not permitted under Section 4.16, the Company shall be in default of the applicable covenant.
The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation and (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.
All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee, together with an Officers’ Certificate certifying compliance with the foregoing provisions.
SECTION 4.16    Limitations on Liens.
The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (a “Triggering Lien”) of any nature whatsoever against any assets now owned or hereafter acquired by the Company or such Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), or any proceeds, income or profits therefrom securing any Indebtedness, except Permitted Liens, unless all payments due under this Indenture and the Notes (or under a Guarantee in the case of Liens of a Subsidiary Guarantor) are secured on an equal and ratable basis (or on a superior basis, in the event the other Indebtedness is Subordinated Indebtedness) with the obligations so secured until such time as such obligations are no longer secured by a Triggering Lien.
SECTION 4.17    Additional Guarantees.
After the Issue Date, the Company will cause each Restricted Subsidiary that guarantees Indebtedness under any Credit Facility (including, without limitation, the Revolving Credit Facility) or other Indebtedness (limited to clauses (1), (2) or (3) of the definition thereof) which is in excess of $5,000,000, in each case of either the Company or any Subsidiary Guarantor, to execute and deliver to the Trustee, within 30 days of incurring such guarantee, a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary will provide a Guarantee. Each Guarantee shall be subject to the terms and limitations, including certain customary release provisions, contained in this Indenture.
The Company at any time at its sole option may cause any Subsidiary that is not a Subsidiary Guarantor to become a Subsidiary Guarantor by executing a supplemental indenture to this Indenture and delivering the documents required by this Indenture.
SECTION 4.18    Reports to Holders.
Whether or not required by the SEC, the Company shall furnish to the Trustee and the Holders of the Notes, from and after the Issue Date and within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):
(5)all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” and, with respect to the annual information only, an audit report on the annual financial statements by the Company’s certified independent accountants; and
(6)all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file these reports.
In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) of this Section 4.18 with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.
At any time that there shall be one or more Unrestricted Subsidiaries that, in the aggregate, hold more than 15.0% of Consolidated Tangible Assets, the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.
In addition, for so long as any Notes remain outstanding, if at any time the Company is not required to file with the SEC the reports required by the preceding paragraphs, it shall furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
The Company will be deemed to have furnished the information and reports described above to the Trustee, the Holders of the Notes and prospective investors if the Company has filed such information and reports with the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system) and such information and reports are publicly available or, if the SEC will not accept the Company’s filings for any reason, if the Company posts such information and reports on its website within the time periods specified above. The Trustee shall have no responsibility whatsoever to determine if such information and reports have been filed with the SEC or posted on the Company’s website, and the delivery of such information and reports to the Trustee is for informational purposes only. The Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to examine such information or reports to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.
The Company will also deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that, to the signing Officers’ knowledge, no Default has occurred under this Indenture, or, if a Default or Event of Default has occurred, a description of such Default or Event of Default and what action the Company and/or Subsidiary Guarantors are taking or propose to take with respect thereto.
The Trustee shall have no duty to inquire as to the performance of the covenants set forth in this Indenture.
ARTICLE SIX

Successors

Section 5.01 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:

SECTION 5.01    Limitations on Mergers, Consolidations and Sales of Assets.
(a)The Company will not, directly or indirectly, in a single transaction or a series of related transactions, (x) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of Section 5.01(a)(1) with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Company’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) to any Person or (y) adopt a Plan of Liquidation unless, in either case:
(1)either:
(A)the Company will be the surviving or continuing Person; or
(B)the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture, all of the obligations of the Company under the Notes and this Indenture; provided that, in the case of the Company, at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia;
(2)immediately prior to and immediately after giving effect to such transaction and the assumption (if applicable) of the obligations as set forth in Section 5.01(a)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing;
(3)immediately after and giving effect to such transaction and the assumption (if applicable) of the obligations set forth in Section 5.01(a)(1)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (A) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception, (B) the Consolidated Fixed Charge Coverage Ratio of the Company or the Successor is greater than such ratio for the Company immediately prior to such transaction, or (C) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth of the Company or the Successor is less than such ratio for the Company immediately prior to such transaction; and
(4)the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all applicable conditions and covenants contained in this Indenture have been complied with, that such supplemental indenture complies with the provisions of the Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Company or the Successor.
For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
(b)No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:
(1)either:
(A)such Subsidiary Guarantor will be the surviving or continuing Person; or

(B)the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture, all of the obligations of such Subsidiary Guarantor under the Guarantee of such Subsidiary Guarantor and this Indenture;
(2)immediately after giving effect to such transaction no Default shall have occurred and be continuing; and
(3)the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all applicable conditions and covenants contained in this Indenture have been complied with, that such supplemental indenture complies with the provisions of the Indenture and, with respect to such Opinion of Counsel, that such supplemental indenture is the legal, valid and binding obligation of the Subsidiary Guarantor or such Person.
Notwithstanding the foregoing, (a) any Restricted Subsidiary may merge into the Company or another Restricted Subsidiary and (b) the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Subsidiary Guarantor is permitted to be released from its Guarantee in accordance with the provisions described under Section 10.04.
For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Company, will be deemed to be the transfer of all or substantially all of the assets of the Company.
 Upon any consolidation, combination or merger of the Company or a Subsidiary Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Subsidiary Guarantor is not the continuing obligor under the Notes or its Guarantee, the surviving entity formed by such consolidation or into which the Company or such Subsidiary Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Subsidiary Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Subsidiary Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Company’s or such Subsidiary Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, if applicable.

ARTICLE SEVEN

Defaults and Remedies

Section 7.01        Events of Default.
(a)Clause (2) of Section 6.01 of the Indenture shall be amended by replacing that clause of Section 6.01 of the Indenture in its entirety with the following, which shall be an “Event of Default” under the Indenture, but only with respect to the Notes:
(2)     failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;
(b)The following provisions shall be added to the Events of Default in Section 6.01 of the Indenture, each of which shall be an “Event of Default” under the Indenture, but only with respect to the Notes:

(9)    failure by the Company to comply with any of its agreements or covenants described in Section 5.01; and
(10)    default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:
(A)is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, or
(B)results in the acceleration of such Indebtedness prior to its express final maturity, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in Section 6.01(10)(A) or (B) has occurred and is continuing, aggregates $25,000,000 or more; provided, however, that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of 10 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under this Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;
(11)    one or more judgments or orders that exceed $25,000,000 in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered.
(c)The last paragraph of Section 6.01 of the Indenture shall be amended by replacing that paragraph of the Indenture in its entirety with the following, but only with respect to the Notes:

A Default under clause (4) or (8) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default (or, in the case of a Default under clause (4) of this Section 6.01, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected) notify the Company, the Subsidiary Guarantors and the Trustee, of the Default, and the Company or the applicable Subsidiary Guarantor, as the case may be, fails to cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” For purposes of this Section 6.01, a Default under clause (9) of this Section 6.01 shall not be considered a Default under clause (4) or (8) of this Section 6.01.

ARTICLE EIGHT

Guarantee

Section 8.01        Release of Subsidiary Guarantors from Guarantee.
Section 10.04 of the Indenture shall be amended by replacing that section of the Indenture in its entirety with the following, but only with respect to the Notes:
SECTION 10.04    Release of Subsidiary Guarantors from Guarantee.

(a)A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.05):
(1)upon any consolidation with or merger with or into, any Person by such Subsidiary Guarantor pursuant to Section 5.01(b);
(2)upon the disposition of all or a portion of the capital stock of such Subsidiary Guarantor such that such Subsidiary Guarantor ceases to be a Subsidiary, if the sale or other disposition does not violate Section 4.11;
(3)upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
(4)at such time as such Subsidiary Guarantor does not have any guarantees outstanding (and the release from one or more of such Subsidiary Guarantor’s other guarantees may be conditioned upon the concurrent release of such Subsidiary Guarantor’s Guarantee) that would have required such Subsidiary Guarantor to enter into a Guarantee pursuant to Section 4.17 except upon a discharge or release as a result of payment under such Guarantee;
(5)upon defeasance of the Securities pursuant to Article VIII; or
(6)upon the discharge of the Company’s obligations under this Indenture;
provided, however, that in the case of Section 10.04(a)(1), if such other Person is not a Subsidiary of the Company, then (i) such merger or consolidation must otherwise be permitted by this Indenture and (ii) the Company must provide an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations, if any, under Section 4.11.
(b)The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from its Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. If the Subsidiary Guarantor is not so released, it shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 10.03.

ARTICLE NINE

Miscellaneous

Section 9.01        Governing Law; Waiver of Jury Trial; Venue.

THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF NEW YORK REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
THE COMPANY, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The Company, the Trustee and the Holders (by their acceptance of the Notes) each hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Section 9.02        No Adverse Interpretation of Other Agreements.
This Supplemental Indenture may not be used to interpret another indenture (other than the Indenture), loan or debt agreement of the Company, any Subsidiary Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.
Section 9.03        Successors and Assigns.
All covenants and agreements of the Company and each of the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.
Section 9.04        Counterpart Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.
Section 9.05        Severability.
In case any provision in this Supplement Indenture or in the Notes or in any Guarantee of a Subsidiary Guarantor shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.
Section 9.06        Amendments Without Consent of Holders.
The following provisions shall be added to Section 9.01 of the Indenture, but only with respect to the Notes:
(14)    to release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture (to the extent permitted by this Indenture);
(15)    to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;
(16)    to conform the text of this Indenture, the Notes or any Guarantee to any provision of the “Description of Notes” section of the Final Offering Memorandum; or
(17)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date.
Section 9.07        Amendments With Consent of Holders.
The fourth and fifth paragraphs of Section 9.02 of the Indenture shall be amended by replacing those paragraphs of the Indenture in their entirety with the following, but only with respect to the Notes:

The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series (acting as one class) may waive (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)) any existing Default under, compliance in a particular instance by the Company or any Subsidiary Guarantor with any provision of, this Indenture with respect to Securities of such series (other than any continuing Default in the payment of the principal or interest on the Securities of such series).
However, without the consent of each Holder of the Securities of such series affected, an amendment, supplement or waiver under this Section 9.02 may not:
(1)change the maturity of any Security of such series;
(2)reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of any Security of such series;
(3)reduce any premium payable upon optional redemption of any Security of such series, change the date on which any such Security is subject to redemption or otherwise alter the provisions with respect to the redemption of such Security (other than provisions specifying the notice periods for effecting a redemption);
(4)make any Security of such series payable in money or currency other than that stated in such Security;
(5)modify or change any provision of this Indenture or the related definitions to subordinate any Security of a series or any Guarantee in right of payment to other Indebtedness in a manner that adversely affects the Holder of such security;
(6)reduce the percentage of Holders necessary to consent to an amendment, supplement or waiver to this Indenture or the Securities of such series;
(7)impair the rights of the Holder of a Security of such series to receive payments of principal of or interest on such Security; or
(8)make any change in Section 9.01 or 9.02 of this Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first above written.

LGI HOMES, INC.

By:	/s/ Eric Lipar
Name:	Eric Lipar
Title:	Chief Executive Officer

LGI HOMES GROUP, LLC

By:	/s/ Eric Lipar
Name:	Eric Lipar
Title:	Manager

RIVERCHASE ESTATES PARTNERS, LLC

By:	LGI Homes Group, LLC,
its Sole Member

By:	/s/ Eric Lipar
Name:	Eric Lipar
Title:	Manager

Signature Page to First Supplemental Indenture

LGI HOMES-TEXAS, LLC
LGI HOMES - E SAN ANTONIO, LLC
LGI HOMES - FLORIDA, LLC
LGI HOMES CORPORATE, LLC
LGI HOMES AZ SALES, LLC
LGI HOMES - NC, LLC
LGI HOMES - SC, LLC
LGI HOMES - TENNESSEE, LLC
LGI HOMES - WASHINGTON, LLC
LGI HOMES AZ CONSTRUCTION, LLC
LGI HOMES - ARIZONA, LLC
LGI HOMES - GEORGIA, LLC
LGI HOMES - NEW MEXICO, LLC
LGI HOMES NM CONSTRUCTION, LLC
LGI HOMES - COLORADO, LLC
LGI HOMES - OREGON, LLC
LGI CROWLEY LAND PARTNERS, LLC
LUCKEY RANCH PARTNERS, LLC
LGI HOMES SERVICES, LLC
LGI HOMES - ALABAMA, LLC
LGI HOMES - MINNESOTA, LLC
LGI HOMES - OKLAHOMA, LLC
LGI LIVING, LLC
LGI HOMES - CALIFORNIA, LLC
LGI HOMES - MARYLAND, LLC
LGI HOMES - VIRGINIA, LLC
LGI HOMES - WEST VIRGINIA, LLC
LGI HOMES - WISCONSIN, LLC
LGI LEASING, LLC

By:	LGI Homes Group, LLC,
its Manager

By:	/s/ Eric Lipar
Name:	Eric Lipar
Title:	Manager

Signature Page to First Supplemental Indenture

LGI HOMES - NEVADA, LLC

By:	/s/ Christopher M. Kelly
Name:	Christopher M. Kelly
Title:	Manager

Signature Page to First Supplemental Indenture

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

Signature Page to First Supplemental Indenture

Appendix A
PROVISIONS RELATING TO THE NOTES

1.	Definitions
1.1    Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Agent Members” has the meaning set forth in Section 2.1(b).
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depository for such Global Note, to the extent applicable to such transaction and as in effect from time to time.
“Automatic Exchange” has the meaning set forth in Section 2.3(c)(vi).
“Automatic Exchange Date” has the meaning set forth in Section 2.3(c)(vi).
“Automatic Exchange Notice” has the meaning set forth in Section 2.3(c)(vi).
“Automatic Exchange Notice Date” has the meaning set forth in Section 2.3(c)(vi).
“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(d).
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the latest of (1) the Issue Date, (2) the original issue date of any Additional Notes and (3) the date on which any such Notes (or any predecessor of such Notes) were first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S.
“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Fifth Third Securities, Inc., BBVA Securities Inc., Builder Advisor Group, LLC, U.S. Bancorp Investments, Inc. and Woodrock Securities, LP and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.
“Global Notes” has the meaning set forth in Section 2.1(a).
“Notes” means (1) $300,000,000 aggregate principal amount of the Company’s 6.875% Senior Notes due 2026 issued on the Issue Date and (2) Additional Notes, if any.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Permanent Regulation S Global Note” has the meaning set forth in Section 2.1(a).

App-A-1

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated June 28, 2018, among the Company, the guarantors party thereto and Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Company, the guarantors party thereto and the Persons purchasing such Additional Notes.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Note” has the meaning set forth in Section 2.1(a).
“Resale Restriction Termination Date” has the meaning set forth in Section 2.3(d)(i).
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Global Note” has the meaning set forth in Section 2.1(a).
“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.
“Securities Act” means the Securities Act of 1933, as amended.
“Temporary Regulation S Global Note” has the meaning set forth in Section 2.1(a).
“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.
2.    The Notes.

2.1    (a)     Form and Dating. The Notes will be offered and sold by the Company pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global notes in fully registered form (collectively, the “Temporary Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this Section 2.1(a), ownership interests in the Temporary Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, a permanent global note (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, a Permanent Regulation S Global Note or a Definitive Note only (i) upon certification in the form set forth on the reverse side of the Note that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements of Section 2.4(a) hereof.

App-A-2

Interests in Temporary Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the interest in the Temporary Regulation S Global Note first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Note) to the effect that the beneficial interest in the Temporary Regulation S Global Note is being transferred to a Person (a) whom the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
Interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form set forth on the reverse side of the Note) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
The Rule 144A Global Note, the Temporary Regulation S Global Note and the Permanent Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
(b)     Book-Entry Provisions. This Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depository.
The Company shall execute and the Trustee shall, upon receipt of a Company Order, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(c)     Definitive Notes. Except as provided in this Section 2.1 or Section 2.3 or 2.4 hereof, owners of interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
2.2    Authentication.

The Trustee shall, upon receipt of a Company Order, authenticate and deliver (1) on the Issue Date, an aggregate principal amount of $300,000,000 of the Company’s 6.875% Senior Notes Due 2026, (2) any Additional Notes for an original issue in an aggregate principal amount specified in the Company Order pursuant to Section 2.04 of the Indenture and (3) in connection with any Automatic Exchange pursuant to Section 2.3(c)(vi) hereof, the Global Note that is not a Transfer Restricted Note. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to

App-A-3

be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.18 of the Indenture, shall certify that such issuance is in compliance with Section 4.08 of the Indenture.
2.3    Transfer and Exchange.

(a)Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(x)    to register the transfer of such Definitive Notes; or
(y)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) hereof or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)if such Definitive Notes are being transferred to the Company, a certification to that effect; or
(C)if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse side of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i) hereof.
(b)Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Permanent Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
(i)a certification (in the form set forth on the reverse side of the Note) that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Permanent Regulation S Global Note; and
(ii)written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as

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applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions an interest in the Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Permanent Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Rule 144A Global Note or Permanent Regulation S Global Note, as applicable, in the appropriate principal amount.
(c)Transfer and Exchange of Global Notes.
(i)The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.
(ii)If the proposed transfer is a transfer of an interest in one Global Note to an interest in another Global Note, upon receipt of (A) a certification, in the form set forth on the reverse side of the Note, that such interest is either (x) being transferred to a QIB in accordance with Rule 144A or (y) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of an interest in the Permanent Regulation S Global Note, and (B) instructions given in accordance with the Applicable Procedures to reflect such transfer, the Registrar shall approve such instructions in accordance with the Applicable Procedures and reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 hereof), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.
(iv)In the event that a Global Note is exchanged for a Definitive Note pursuant to Section 2.4 hereof, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse side of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
(v)During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Note), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
(vi)Upon the Company’s satisfaction that the Notes are no longer Transfer Restricted Notes and the legends in Section 2.3(d) below shall no longer be required in order to maintain compliance with the Securities Act, interests in a Transfer Restricted Note that is a Global Note may,

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at the Company’s option, be automatically exchanged into interests in a Global Note that is not a Transfer Restricted Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day (or in the case of the Temporary Regulation S Global Note, the 40th calendar day) after (A) with respect to the Notes issued on the Issue Date, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Notes are no longer Transfer Restricted Notes and the legend in Section 2.3(d) below shall no longer be required in order to maintain compliance with the Securities Act, the Company may (i) provide written notice to the Trustee at least 15 calendar days prior to any Automatic Exchange of the Resale Restriction Termination Date, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders with a copy to the Trustee at least 15 calendar days prior to any Automatic Exchange (an “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Supplemental Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Transfer Restricted Note from which such Holder’s interests will be transferred and (z) the “CUSIP” number of the Global Note that is not a Transfer Restricted Note into which such Holder’s interests will be transferred, and (iii) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Global Notes that are not Transfer Restricted Notes accompanied by a Company Order, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes to be exchanged. Notwithstanding anything to the contrary in this Section 2.3(c)(vi), during the 10-day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.3(c)(vi) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officers’ Certificate to the effect that such Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the legends in Section 2.3(d) below shall no longer be required in order to maintain compliance with the Securities Act, and that the aggregate principal amount of the particular Global Notes that are Transfer Restricted Notes may be transferred to the particular Global Notes that are not Transfer Restricted Notes by adjustment made on the records of the Trustee, as Notes Custodian, to reflect such Automatic Exchange. The Transfer Restricted Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following such Automatic Exchange.
(d)Legend.
(i)Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY

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ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM $250,000 PRINCIPAL AMOUNT OF NOTES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
Each Global Note shall also bear the following additional legend:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK

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CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
Each Temporary Regulation S Global Note shall also bear the following additional legend:
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR BENEFICIAL INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING A BENEFICIAL INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH BENEFICIAL INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF A BENEFICIAL INTEREST IN

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THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
Each Definitive Note shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION TO ENSURE THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(ii)Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Note).
(e)Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(f)No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through a member of, or a participant of, the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to

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examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4    Definitive Notes.
(a)A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 hereof shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository within 90 days of such notice or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Supplemental Indenture.
(b)Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 thereof and registered in such names as the Depository shall direct in writing. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(d) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit A hereto.
(c)Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Supplemental Indenture or the Notes.
(d)In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

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Exhibit A
[FORM OF FACE OF NOTE]
[Global Notes Legend]
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
[Restricted Notes Legend]
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATEST OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE

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144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM $250,000 PRINCIPAL AMOUNT OF NOTES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
[Temporary Regulation S Global Note Legend]
EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR BENEFICIAL INTERESTS IN THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING A BENEFICIAL INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH BENEFICIAL INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL NOTE FIRST DELIVERS TO THE

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TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM SET FORTH ON THE REVERSE SIDE OF THIS NOTE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
[Definitive Notes Legend]
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION TO ENSURE THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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No.	$
CUSIP No.
ISIN No.
6.875% Senior Note due 2026

LGI Homes, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of       Dollars on July 15, 2026 [or such greater or lesser amount as may be indicated on Schedule of Increases or Decreases in the Global Note attached hereto]1.
Interest Payment Dates: January 15 and July 15.
Record Dates: January 1 and July 1.
Additional provisions of this Note are set forth on the other side of this Note.
[Signature Page Follows]

1If this Note is a Global Note, add this provision.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

LGI HOMES, INC.

Dated:	By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, certifies that
this is one of the Notes
referred to in the Indenture.
By:
Authorized Signatory

Dated:

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[FORM OF REVERSE SIDE OF NOTE]
6.875% Senior Note due 2026
Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.Interest. LGI Homes, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2019. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Note plus 1.0% per annum, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.
2.Method of Payment. The Company will pay, or cause a Paying Agent to pay, interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the January 1 or July 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Company at least ten Business Days prior to the applicable payment date, the Company will make all payments on the Holder’s Notes to an account in the United States in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.
3.Paying Agent and Registrar. Initially, Wilmington Trust, National Association, in its capacity as trustee (the “Trustee”) under the Indenture (as defined herein), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent or Registrar.
4.Indenture. The Company issued the Notes under an indenture dated as of July 6, 2018 (the “Base Indenture”), among the Company, the subsidiary guarantors from time to time party thereto and the Trustee, as supplemented by the first supplemental indenture thereto dated as of July 6, 2018 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended from time to time (the “Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. In the event of any inconsistency between the terms of the Indenture and this Note, the terms of the Indenture shall control.
The Notes are general unsecured obligations of the Company and are initially issued in an aggregate principal amount of $300,000,000. The Company may, subject to the provisions of the Indenture, issue Additional Notes of the same series from time to time without the consent of the Holders. The Notes initially issued and any Additional Notes subsequently issued under the Indenture will be treated as a single series for all purposes of the Indenture, including, without limitation, with respect to waivers, amendments, supplements, redemptions and offers to purchase.
The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to incur additional indebtedness or issue certain equity interests; pay dividends or distributions on, or redeem or repurchase capital stock; make certain investments; engage in transactions with affiliates;

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incur liens; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications.
5.Optional Redemption.     Except as set forth below, the Company shall not be entitled to redeem the Notes.
On and after July 15, 2021, the Company shall be entitled at its option to redeem all or a portion of the Notes, at the Redemption Prices (expressed in percentages of principal amount on the applicable Redemption Date), plus accrued and unpaid interest to, but excluding, the applicable Redemption Date (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period beginning on July 15 of each of the years set forth below:

Year	Percentage
2021	103.438%
2022	101.719%
2023 and thereafter	100.000%

In addition, at any time prior to July 15, 2021, the Company shall be entitled at its option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) issued prior to such date at a Redemption Price (expressed as a percentage of principal amount) of 106.875%, plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date), with an amount equal to the net cash proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (with Notes held, directly or indirectly, by the Company or its Affiliates being deemed to be not outstanding for purposes of such calculation); and (2) notice of such redemption shall have been given within 90 days after the date of the related Equity Offering.
Prior to July 15, 2021, the Company shall be entitled at its option to redeem all or a portion of the Notes at a Redemption Price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the relevant Interest Payment Date).
6.Notice of Redemption. Notice of redemption shall be given at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address, except that notice of redemption may be given more than 60 days prior to the Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture or a defeasance pursuant to the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of the Indenture. Notes in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date

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and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
7.Put Provisions. Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require that the Company repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record as of the close of business on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.
The Indenture provides that, under certain circumstances, the Company shall use the Excess Proceeds from Asset Sales to make an offer to all Holders to purchase the maximum aggregate principal amount of Notes that may be purchased with an amount equal to the Excess Proceeds at an offer price in cash in an amount not less than 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer.
8.Guarantee. The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9.Denominations; Transfer; Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of a Note to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding Interest Payment Date.
10.Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.
11.Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.
12.Discharge and Defeasance. Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company or the Subsidiary Guarantors deposit with the Trustee any combination of money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
13.Amendment; Supplement; Waiver. Subject to certain exceptions set forth in the Indenture, (a) the Indenture or any series of securities under the Indenture (including the Notes) may be amended with the written consent of the Holders of at least a majority in principal amount of the securities of such series then outstanding and (b) any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of a majority in principal amount of the securities of such series then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Guarantees or the Notes to cure any ambiguity, defect or inconsistency, or to provide for uncertificated Notes in addition to or in place of Definitive Notes, or to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to the Holders in the case of a merger or acquisition, or to release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture (to the extent permitted by the Indenture), or to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders of Notes or that does not adversely affect in any

Ex-A-8

material respect the legal rights under the Indenture of any such Holder, or to comply with SEC rules and regulations or changes to applicable law, or to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Final Offering Memorandum, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date, or to allow any Subsidiary Guarantor to execute a supplemental indenture or a Guarantee with respect to the Notes, or to comply with the rules of any applicable securities depositary.
14.Defaults and Remedies. Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Notes; (b) default in payment of principal on the Notes at maturity, upon redemption, upon purchase, upon acceleration or otherwise; (c) failure by the Company to comply with other agreements or covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or any Restricted Subsidiary if the amount accelerated (or so unpaid) exceeds $25 million; (e) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (f) certain judgments or decrees for the payment of money in excess of $25 million; and (g) certain defaults with respect to Guarantees of the Company or any Significant Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all amounts owing under the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or a Default in complying with Section 5.01 of the Indenture) if a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.
15.Trustee Dealings with Company. Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16.No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Restricted Subsidiary shall have any liability for any obligations of the Company under the Notes or the Indenture or any Subsidiary Guarantor under its Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.
17.Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
18.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as

Ex-A-9

contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20.Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

LGI HOMES, INC.
1450 Lake Robbins Drive, Suite 430
The Woodlands, Texas 77380
Attention: Corporate Secretary

Ex-A-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. no.)

and irrevocably appoint	agent
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any “Affiliate” of the Company within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

Ex-A-11

CHECK ONE BOX BELOW

(1)	☐	to the Company or a Subsidiary of the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act; or

(3)	☐
inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	☐
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter in the form of Exhibit B containing certain representations and agreements relating to the transfer of this Note.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under the Securities Act.

Signature Guarantee*:

*    Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by
an executive officer

Ex-A-12

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

Ex-A-13

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.14 of the Indenture, check the box below:

☐	Section 4.11	☐	Section 4.14
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11 or Section 4.14 of the Indenture, state the amount in principal amount (must be a minimum of $2,000 or an integral multiple of $1,000 in excess thereof) you elect to have purchased: $____________

Dated:
Your Signature:
(Sign exactly as your name appears
on the other side of this Note.)

Tax Identification No.:

Signature Guarantee*:
*    Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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FORM OF NOTATION OF GUARANTEE
For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in, and subject to the provisions in, the Indenture dated as of July 6, 2018 among LGI Homes, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), the subsidiary guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture thereto dated as of July 6, 2018, among the Company, the Subsidiary Guarantors and the Trustee (together, the “Indenture”), (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at stated maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[Signature Pages Follow]

Ex-A-15

LGI HOMES GROUP, LLC

By:
Name:	Eric Lipar
Title:	Manager

RIVERCHASE ESTATES PARTNERS, LLC

By:	LGI Homes Group, LLC,
its Sole Member

By:
Name:	Eric Lipar
Title:	Manager

Ex-A-16

LGI HOMES-TEXAS, LLC
LGI HOMES - E SAN ANTONIO, LLC
LGI HOMES - FLORIDA, LLC
LGI HOMES CORPORATE, LLC
LGI HOMES AZ SALES, LLC
LGI HOMES - NC, LLC
LGI HOMES - SC, LLC
LGI HOMES - TENNESSEE, LLC
LGI HOMES - WASHINGTON, LLC
LGI HOMES AZ CONSTRUCTION, LLC
LGI HOMES - ARIZONA, LLC
LGI HOMES - GEORGIA, LLC
LGI HOMES - NEW MEXICO, LLC
LGI HOMES NM CONSTRUCTION, LLC
LGI HOMES - COLORADO, LLC
LGI HOMES - OREGON, LLC
LGI CROWLEY LAND PARTNERS, LLC
LUCKEY RANCH PARTNERS, LLC
LGI HOMES SERVICES, LLC
LGI HOMES - ALABAMA, LLC
LGI HOMES - MINNESOTA, LLC
LGI HOMES - OKLAHOMA, LLC
LGI LIVING, LLC
LGI HOMES - CALIFORNIA, LLC
LGI HOMES - MARYLAND, LLC
LGI HOMES - VIRGINIA, LLC
LGI HOMES - WEST VIRGINIA, LLC
LGI HOMES - WISCONSIN, LLC
LGI LEASING, LLC

By:	LGI Homes Group, LLC,
its Manager

By:
Name:	Eric Lipar
Title:	Manager

Ex-A-17

LGI HOMES - NEVADA, LLC

By:
Name:	Christopher M. Kelly
Title:	Manager

Ex-A-18

Exhibit B
FORM OF TRANSFEREE LETTER OF REPRESENTATION
LGI Homes, Inc.
In care of
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: LGI Homes, Inc. Account Manager
Ladies and Gentlemen:
This certificate is delivered to request a transfer of $[    ] principal amount of the 6.875% Senior Notes due 2026 (the “Notes”) of LGI Homes, Inc. (with its successors and assigns, the “Company”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.
We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.
We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company or any subsidiary thereof, (ii) inside the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or

Ex-B-1

(vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

Signature Guarantee*:
*    Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Ex-B-2